                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                OF THE SECURITIES EXCHANGE ACT OF 1934 AS AMENDED



Check the appropriate box:

[ ]    Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]    Definitive Information Statement



                           PLATINUM SUPERYACHTS, INC.
                           --------------------------
                (Name of Registrant As Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act rules 14(c)-5(g) and 0-11

         (1) Title of each class of securities to which transaction applies:
         _______________________________________________________________________

         (2) Aggregate number of securities to which transaction applies:
         _______________________________________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         _______________________________________________________________________

         (4) Proposed maximum aggregate value of transaction:
         _______________________________________________________________________

         (5) Total fee paid:
         _______________________________________________________________________

[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

         (1) Amount previously paid:
         _______________________________________________________________________

         (2) Form, Schedule or Registration Statement Number:
         _______________________________________________________________________

         (3) Filing Party:
         _______________________________________________________________________

         (4) Date Filed:
         _______________________________________________________________________

================================================================================


                           PLATINUM SUPERYACHTS, INC.
                           Suite #1100 - 1200 W. 73rd

                       Vancouver, British Columbia V6P 6G5

                                 (604) 264-8689
                                 --------------
                                Telephone Number

                 Nevada                                         77-0517966
                 ------                                         ----------
         State of Incorporation                            IRS Employer Number


   PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE PROPOSALS.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


================================================================================

                       SCHEDULE 14C INFORMATION STATEMENT
  PURSUANT TO REGULATION 14C OF THE SECURITIES EXCHANGE ACT OF 1934 AS AMENDED

                           PLATINUM SUPERYACHTS, INC.
                           Suite #1100 - 1200 W. 73rd

                       Vancouver, British Columbia V6P 6G5



To the Stockholders of Platinum SuperYachts, Inc.

This information statement is being furnished to holders of common stock (the "Common Stock") of Platinum SuperYachts, Inc., a Nevada corporation (the "Company"), in connection with the prior receipt by the Company's board of directors (the "Board") of a written consent of the holders of a majority of the Company's common stock approving the following proposals (the "Proposals"): (1) an amendment (the "Amendment") to the Company's Articles of Incorporation ("Articles") changing the Company's name to "Royal Quantum Group Inc.", increasing the shares of common stock the Company is authorized to issue to 500,000,000 shares and authorizing the Company to issue up to 10,000,000 shares of preferred stock with rights, preferences and privileges to be determined by the Board, (2) electing Ron Ruskowsky and Roger Janssen to the Board, and (3) ratifying Robison, Hill & Company as the Company's independent accountants.

A majority of the stockholders approved the Proposals pursuant to the written consent dated November 23, 2005, in accordance with the provisions of the Nevada Revised Statutes and the Company's Articles and Bylaws. Accordingly, your consent is not required and is not being solicited in connection with the Proposals. The Board approved the Proposals pursuant to a unanimous written consent dated November 23, 2005.

This information statement was furnished to the stockholders on or about December 19, 2005. The Proposals will be effected not less than twenty days following the mailing of this Information Statement to stockholders of record on the November 23, 2005 (the "Record Date").

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of common stock held of record by them.

The Company's common stock is presently listed and traded on the NASD's OTC Bulletin Board exchange under the symbol "PSUY.OB". There were 33,108,365 shares of common stock issued and outstanding on the Record Date.





   PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE PROPOSALS.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

VOTE REQUIRED

The vote required to approve the Amendment is a majority of the outstanding shares of the Company's common stock. Each holder of common stock is entitled to one (1) vote for each share held. The vote required for election of directors is the two directors receiving the greatest number of affirmative votes.

VOTE OBTAINED - SECTION 78.315 OF THE NEVADA REVISED STATUTES

A written consent in lieu of a meeting of the stockholders of the Company (the "Consent to Action") adopting and approving the Proposals was executed by the holders of 63.5% of the outstanding shares of common stock of the Company on the Record Date. The Consent to Action was taken pursuant to Section 78.315 of the Nevada Revised Statutes, which permits any action that may be taken at a meeting of the stockholders to be taken by the written consent to the action by the holders of the number of shares of voting stock required to approve the action at a meeting.

All necessary corporate approvals in connection with the matters referred to herein have been obtained. This Information Statement is being furnished to all stockholders of the Company pursuant to Section 14(c) of the Securities and Exchange Act of 1934 ("Exchange Act") and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the Consent to Action and the approval of the matters thereunder will be effective 20 calendar days following the mailing of this Information Statement. This Information Statement is intended to provide such notice.

DESCRIPTION OF THE CORPORATION

CORPORATE HISTORY: The Company was incorporated in October, 1996, under the name PSM CORP, and was formed for the purpose of either merging with or acquiring an operating company with an operating history and assets. On September 30, 2002, we entered into a Share Exchange Agreement with SuperYachts Holdings, Inc. , a private Nevada corporation ("SuperYachts Holdings"), and its stockholders, to acquire 100% of the issued and outstanding shares of SuperYachts Holdings. In consideration for acquiring all of SuperYachts Holdings' issued and outstanding shares, we have agreed to issue its stockholders 15,000,000 shares of our common stock. Effective as of October 1, 2002, the Company's name was changed to Platinum SuperYachts, Inc. At that point, our business direction included yacht building, sales, re-sales and yacht services, such as supplies, maintenance, and delivery as well as fill-scale contracted care of yachts. The core business was intended to be the building of yachts in excess of 80 to 200 feet. We planned to hire subcontractors on a per job basis for the construction of the vessels.

We have not been successful in the mega yacht industry due to two important factors. First, purchasers of yachts in the price range of our products were not interested in building with a manufacturer that was relatively new in the industry. The preference of the mega yacht buyer is to work with a builder that has a history in the business with product available for the client to view. Second, we were unable to close a financing large enough to allow the company to build a spec yacht. The ability to have a spec yacht available to show our clients the high quality craftsmanship of which we were capable would have significantly increased our ability to sell the product. As the share price of the Company's common stock began to decrease, we were faced with the problem of significant shareholder dilution to secure a funding necessary to build a spec product. Management did not feel it was in the best interest of the shareholders to attempt a multi-million dollar financing while faced with such a low share price. Accordingly, we sold all of the Company's assets related to the yacht business back to the former stockholders of PR Marine Inc. on September 29, 2005 in exchange for the former stockholders of PR Marine Inc. agreeing to cancel all of their outstanding shares of the Company.


We are currently researching new business ventures, including potential acquisitions and suitable business partners which will assist us in realizing the Company's business objectives. We have not yet identified any potential acquisitions, business partners or a particular industry for new business ventures. We are changing the Company's name to reflect that the Company's business is no longer focused on the yacht industry.



PROPOSAL 1 - AMENDMENT

On November 23, 2005 holders of a majority of the Company's common stock approved the Amendment to change the name of the Company to "Royal Quantum Group Inc.", to increase the number of shares of common stock the Company is authorized to issue to 500,000,000 and to authorize the Company to issue up to 10,000,000 shares of preferred stock with rights, preferences and privileges to be determined by the Board. On November 23, 2005, the Board approved the Amendment. The Board fixed the close of business on November 23, 2005 as the record date for the determination of stockholders who are entitled to give consent and receive this information statement. As of the Record Date, the Company had approximately 33,108,365 shares of common stock outstanding. A copy of the proposed Amendment effectuating the name change and the increase of the authorized shares attached hereto as Appendix A.


The Company does not have any current plans to issue additional shares of common stock or to issue shares of preferred stock.


We will seek to have the Company's trading symbol changed on the NASD OTC Bulletin Board market to an appropriate symbol reflecting the new corporate name immediately after the filing of the Amendment.

The Amendment will become effective upon filing the Amendment with the Nevada Secretary of State, which we anticipate will occur approximately 20 days after this Information Statement has been distributed to the Company's stockholders.

PROPOSAL 2 - ELECTION OF DIRECTORS

Currently, the Board consists of two persons, each having a term of office until the next annual meeting or election of their successor.

The Board has nominated Ron Ruskowsky and Roger Janssen as directors (the "Nominees"), each to serve until the next annual meeting of stockholders or until the director's earlier resignation or removal. Each of the nominees has consented, if elected as a director of the Company, to serve until his term expires.

The nominees received a plurality of the votes cast pursuant to the Consent Action.

NOMINEES

Ron Ruskowsky has a diverse and strong background in corporate structure, management and finance. He has been involved in all aspects of management from marketing to finance and acquisitions in both public and private corporations for over 16 years. Mr. Ruskowsky has been a director of Platinum SuperYachts since October 1, 2002. Mr. Ruskowsky is 38 years old.

Roger Janssen has over twenty-five years experience in the manufacturing industry. For the past sixteen years he has owned and operated his own business, which produces aeronautical and marine components in the greater Seattle area. He holds certificates from numerous business courses including TEC International. Mr. Janssen has been contracted as a manufacturing consultant by a number of manufacturing companies throughout the world during their start up-phases. Mr. Janssen has been a director of the company since October 1, 2002. Mr. Janssen is 42 years old.

DIRECTOR COMPENSATION

The Company has not provided directors any compensation for their services in prior fiscal years and the directors have agreed to act without compensation until compensation is authorized by the Board, which is not expected to occur until the company has generated sufficient revenues from its operations. On October 4, 2005, we issued Roger Janssen 2,000,000 shares as compensation for services rendered and in exchange for his agreement to serve as the Company's Vice President and Corporate Secretary.

BOARD AND COMMITTEE MEETINGS

During fiscal year 2004, the Board met 6 times and acted by unanimous written consent 3 times. No director attended less than 75% of the total of Board and committee meetings held during the director's tenure on the Board and its committees. The Board has an Audit Committee. The Board does not have a nominating committee or a compensation committee. None of the Company's directors are independent.

The Board believes that given that the Company is still in a development stage, the small size of the Company's Board, the fact that current management controls 63.5% of the voting securities of the Company and the fact that the Company does not compensate its directors it is not necessary to have a nominating committee. The Board also believes that the foregoing factors make it difficult for the Company to attract independent directors to serve on the Company's Board.

The Company's entire Board participates in consideration of director nominees. The Board will consider candidates who have experience as a board member or senior officer of a company or who are generally recognized in a relevant field as a well-regarded practitioner, faculty member or senior government officer. The Board will also evaluate whether the candidates' skills and experience are complementary to the existing Board's skills and experience as well as the Board's need for operational, management, financial, international, technological or other expertise. The Board will interview candidates that meet the criteria and then select nominees that Board believes best suit the Company's needs.

The Board will consider qualified candidates suggested by stockholders for director nominations. Stockholders can suggest qualified candidates for director nominations by writing to the Company's Corporate Secretary, Roger Janssen, at Suite #1100 - 1200 W. 73rd, Vancouver, British Columbia V6P 6G5. Submissions that are received that meet the criteria described above will be forwarded to the Board for further review and consideration. The Board will not evaluate candidates proposed by stockholders any differently than other candidates.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders may communicate with any of the Company's directors by transmitting correspondence by mail, facsimile or e-mail, addressed as follows: Board of Directors c/o Corporate Secretary, Roger Janssen, at Suite #1100 - 1200 W. 73rd, Vancouver, British Columbia V6P 6G5. Fax: 604-264-6133. E-mail:
info@royalquantum.com.

The communications will be transmitted to the identified director(s) as soon as practicable, unless the Corporate Secretary in consultation with our legal counsel determines there are safety or security concerns that mitigate against further transmission of the communication. The Board or identified director(s) shall be advised of any communication withheld for safety or security reasons as soon as practicable.

The Company's policy is that the entire Board will attend stockholders meetings. The Company did not have a stockholders meeting for the 2004 fiscal year.

PROPOSAL 3 - RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Board has appointed, and the majority stockholders have approved, Robison Hill & Company ("Robison"), as the Company's independent auditor, also referred to as the independent registered public accounting firm, for fiscal 2005. The Board believes that Robison is knowledgeable about the Company's operations and accounting practices and is well qualified to act in the capacity of independent auditor.

Although the appointment of the independent auditor was not required to be approved by the stockholders, the Board believes that stockholders should participate in such selection through ratification. The Proposal to ratify the Board's appointment of Robison was approved by the majority stockholders pursuant to the Consent Action.

FEES BILLED BY INDEPENDENT AUDITOR

The following table sets forth fees billed to the Company by Robison for professional services rendered for 2004 and 2003:

Service                             2004                          2003
                                    ----                          ----
Audit Fees                          $11,970                       $9,960
Audit Related Fees                  --                            --
Tax Fees                            $240                          $240
All Other Fees                      --                            --
Total                               $12,210                       $10,200


AUDIT FEES. Consist of fees billed for professional services rendered for the audits of our consolidated financial statements, reviews of our interim consolidated financial statements included in quarterly reports, services performed in connection with filings with the Securities & Exchange Commission and related comfort letters and other services that are normally provided by Robison in connection with statutory and regulatory filings or engagements.

TAX FEES. Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance and consultation in connection with various transactions and acquisitions.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

The Audit Committee, is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services as allowed by law or regulation. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specifically approved amount. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees incurred to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Audit Committee pre-approved 100% of the Company's 2004 audit fees, audit-related fees, tax fees, and all other fees to the extent the services occurred after May 6, 2003, the effective date of the Securities and Exchange Commission's final pre-approval rules.

EXECUTIVE COMPENSATION

None of the company's officers and/or directors currently received any compensation for their respective services rendered to the Company in the past three fiscal years. Officers and directors have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the company has generated sufficient revenues from its operations.

As of December 31, 2004, we had no group life, health, hospitalization, or medical reimbursement or relocation plans in effect. Further, we had no pension plans or plans or agreements which provide compensation on the event of termination of employment or change in control of us.

EMPLOYMENT AGREEMENTS

No formal employment agreements currently exist with any officer or employee.

LONG-TERM INCENTIVE PLAN

None

SECTION 16(A) BENEFICIAL REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require that we disclose late filings of reports of stock ownership (and changes in stock ownership) by our directors and statutory insiders. To the best of the Company's knowledge, all of the filings for the Company's directors and statutory insiders were made on a timely basis for 2004 and to date in 2005 except as follows:

         o Ron Ruskowsky did not timely file a Form 4 reporting the issuance of 14,970,000 shares of common stock to Santeo Financial Corporation ("Santeo"), an entity affiliated with Mr. Ruskowsky. These shares were issued on October 4, 2005, in satisfaction of $149,700 owed to Santeo for services rendered.

         o Roger Janssen did not timely file a report on Form 4 reporting the issuance of 2,000,000 shares to Mr. Janssen on October 4, 2005. These shares were issued for services rendered as a director of the Company and in exchange for Mr. Janssen's agreement to serve as Vice-President and Corporate Secretary of the Company.

         o Shahhid Vohra did not timely file a report on Form 4 reporting his disposition of 9,000,000 on October 4, 2005. Mr. Vohra agreed to allow the Company to cancel these shares in exchange for his acquisition of the Company's assets related to the yacht business.

RELATED PARTY TRANSACTIONS

On September 29, 2005, Platinum SuperYachts, Inc. (the "Company") sold certain assets related to designing, building and selling yachts (the "Assets") to Shahhid Vohra, the Company's former Vice-President and Secretary. As consideration for the Assets Mr. Vohra agreed to allow the Company to cancel 9,000,000 shares (the "Cancelled Shares") of the Company's common stock beneficially owned by Mr. Vohra. The Cancelled Shares were originally issued to Mr. Vohra as consideration when the Company purchased the Assets from Mr. Vohra in November 2002. The Assets included, among other things, yacht models, a hull display, yacht blue prints, the content of the Company's website, the domain name www.platinumsuperyachts.com and the rights to the name Platinum SuperYachts, Inc.

On October 4, 2005, the Company issued 14,970,000 shares of common stock (the "Shares") to Santeo in exchange for the cancellation of $149,700 owed by the Company to Santeo. Ron Ruskowsky, the Company's Director, President and Chief Executive Officer is an affiliate of Santeo.

Also, on October 4, 2005, the Company issued 2,000,000 shares of common stock to Roger Janssen as compensation for services rendered as a director.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of our Record Date, we had a total of 33,108,365 shares of common stock issued and outstanding. Our common stock is presently listed and traded on the NASD OTC Bulletin Board under the symbol "PSUY.OB". However there is currently no "established trading market" for the Company's common stock, and no assurance can be given that any current market for the Company's Common Stock will develop or be maintained. The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated,

                                              Amount and Nature of
Name and Address of Beneficial Owner             Beneficial Owner           Percentage of Class
------------------------------------             ----------------           -------------------
Ron Ruskowsky(1)                                  18,470,000                         56.0
Suite #1100
1200 W. 73rd
Vancouver, British Columbia V6P 6G5

Roger Janssen                                      2,500,000                          7.5
Suite #1100
1200 W. 73rd
Vancouver, British Columbia V6P 6G5

All Officers and Directors as a group             20,970,000                         63.5


(1) 14,970,000 shares are owned by Santeo, an entity affiliated with Mr.
Ruskowsky. Mr. Ruskowsky has sole voting and dispostive power over these shares.


DISSENTER'S RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenter's rights of approval with respect to the Proposals.

FINANCIAL AND OTHER INFORMATION

For detailed information on our corporation, including financial statements, you may refer to our Form l0-KSB and Forms 10-QSB filed with the SEC. Copies of these documents and other SEC filings are available on the SEC's EDGAR database at www.sec.gov.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto authorized.

Dated:  January 6, 2006                By:  /s/ Ron Ruskowsky
                                             -----------------------------------
                                             Ron Ruskowsky, President, CEO and
                                             Director



Dated:  January 6, 2006                 By:  /s/ Roger Janssen
                                             -----------------------------------
                                             Roger Janssen, Vice-President,
                                             Secretary and Director

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT


         DEAN HELLER
         SECRETARY OF STATE
         204 NORTH CARSON STREET, SUITE  1
         CARSON CITY, NEVADA 89701-4299
         (775) 684 5708
         WEBSITE: secretaryofstate.biz

==================================================
         CERTIFICATE OF AMENDMENT
         (PURSUANT TO NRS 78.385 AND 78.390)
==================================================


IMPORTANT: Read attached instructions                    ABOVE SPACE IS FOR
before completing form.                                  OFFICE USE ONLY

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
              -----------------------------------------------------
                         FOR NEVADA PROFIT CORPORATIONS
                         ------------------------------
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1. Name of corporation: Platinum SuperYachts, Inc.
                        --------------------------------------------------------
2. The articles have been amended as follows (provide article numbers, if available):
         ARTICLE I:   The name of this corporation is Royal Quantum Group, Inc.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         Number of Shares Corporation is Authorized to Issue: 500,000,000 common
--------------------------------------------------------------------------------
         stock with a par value of $.001 per share and 10,000,000 preferred
--------------------------------------------------------------------------------
         stock with a par value of $.001 per share
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         Rights, Preferences and Restrictions of Preferred Stock: See attachment
--------------------------------------------------------------------------------

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 63.5% .*
                                                       -------------------------

4. Effective date of filing (optional): N/A
                                        ----------------------------------------
                                        (must not be later than 90 days after
                                        the certificate is filed)

5. Officer Signature (required):  See attachment
                                  ----------------------------------------------

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.


IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.
                                                       Nevada Secretary of State
                                                       AM 78.305 Amend 2003
                                                       Revised on: 09129105

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           PLATINUM SUPERYACHTS, INC.

                                   (CONTINUED)



2. The articles have been amended as follows (provide article numbers, if available):

         Rights, Preferences and Restrictions of Preferred Stock. The Board of Directors ("Board") is authorized, subject to limitations prescribed by the Law, and by the provisions of this Article, to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each series and to determine the designations, relative rights, preferences and limitations of the shares of each series.


5.       Officer Signature (required):


         ___________________________________
         Ron Ruskowsky, President



         ___________________________________
         Roger Janssen, Secretary